AMENDED AND RESTATED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: Up to $300,000.00____ Dated as of August _19th___, 2024

This Amended and Restated Promissory Note (the "**Note**") completely amends and replaces that certain Promissory Note dated as of March 31, 2022, as previously made (the "Original Note") executed by Ocean Capital Acquisition Corp., a business company with limited liability incorporated in the British Virgin Islands (the "**Maker**"), in favor of SB Capital Holding Corporation or its registered assigns or successors in interest (the Payee") pursuant to which Maker.

WHEREAS, on March 31, 2022 the Maker and the Payee entered into the Original Note in the principal amount of $600,000.00;

WHEREAS, Payee only made a loan to the Maker of $256,412.35;

WHEREAS, Maker acknowledges no receipt from the Payee;

WHEREAS, Payee and Maker desire to amend and restate the Original Note in order to reflect that the actual amount of the loan made pursuant to the Original Note was $_256,412.35_ and accordingly the Maker and the Payee have agreed to execute and deliver this Amended and Restated Promissory Note.

NOW, THEREFORE, in consideration of the premises, agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows, effective as of the date first written above.

1. **Principa**l. FOR VALUE RECEIVED, the Maker hereby promises to pay to the order of the Payee or its registered assigns or successors in interest the principal sum of $_300,000 in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

2. **Maturity.** The principal balance of this Note shall be payable promptly on the earlier of (i) December 31, 2024 and (ii) the date on which the Maker consummates an initial public offering of its securities or the date on which the Company determines not to conduct an initial public offering of its securities. The principal balance may be prepaid at any time.

3. **Interest.** No interest shall accrue on the unpaid principal balance of this Note.

4. **Application of Payments.** All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney's fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. **Events of Default.** The following shall constitute an event of default ("**Event of Default**"):

   (a) **Failure to Make Required Payments.** Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

   (b) **Voluntary Liquidation, Etc.** The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

   (c) **Involuntary Bankruptcy, Etc.** The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. **Remedies.**

   (a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

   (b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. **Waivers.** Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied

upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. **Unconditional Liability.** Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker's liability hereunder.

9. **Notices.** Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:
Ocean Capital Acquisition Corp.
Ritter House, Wickhams Cay II,
PO Box 3170,
Road Town, Tortola VG1110, British Virgin Islands

If to Payee:
SB Capital Holding Corporation
Ritter House, Wickhams Cay II,
PO Box 3170,
Road Town, Tortola VG1110, British Virgin Islands

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10. **Construction.** THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. **Jurisdiction.** The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

12. **Severability.** Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. **Trust Waiver.** Notwithstanding anything herein to the contrary, the Payee hereby waives

any and all right, title, interest or claim of any kind ("**Claim**") in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the "**IPO**") conducted by the Maker and the proceeds of the sale of securities in a private placement to occur prior to the effectiveness of the IPO, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, will be placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever.

14. **Amendment; Waiver.** Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. **Assignment.** No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker, provide that the Payee shall have the right to transfer, sell and assign this Note and the obligations hereunder to any person or entity including any corporation or limited liability company.

16. **Further Assurance.** The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Promissory Note.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

Ocean Capital Acquisition Corp.

By: [redacted]
Name: Kin Sze
Title: Director

Agreed and acknowledged:

SB Capital Holding Corporation

By: [redacted]
Name: Kin Sze
Title: Director